                                                                    EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report dated
February 2, 1999 (except with respect to the matters discussed in Note 6 to the December 31, 2000 consolidated financial statements, as to which the dates are March 16, 2000 and February 14, 2001) on the December 31, 1998 consolidated financial statements of Kinder Morgan, Inc., included in Kinder Morgan, Inc.'s Form 8-K dated February 16, 2001, incorporated by reference in this registration statement, and to all references to our Firm included in this registration statement.


Arthur Andersen LLP

Denver, Colorado
February 16, 2001